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                                                                 Exhibit 3.1 (e)

                           MEMORANDUM OF ASSOCIATION
                                      OF

                               ARCHIVEX LIMITED
                               ----------------

1. The name of the Company is ARCHIVEX LIMITED.
                              ----------------

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

   (1)   to sell or dispose of its undertaking, or a substantial part thereof;

   (2)   to distribute any of its property in specie among its members; and

   (3)   to amalgamate with any company or other body of persons.

3. The liability of the members is limited.

4. The Company proposes to issue 10,000,000 common shares without nominal or par value with power to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the provisions of the Companies Act (Nova Scotia).

   I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to take the number and kind of shares in the capital stock of the Company written opposite my name.

NAME, ADDRESS & OCCUPATION                           NO. & KIND OF SHARES TAKEN
OF SUBSCRIBER                                                 BY THE SUBSCRIBER
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TOTAL SHARES TAKEN:  one common share
DATED this 24th day of March, 1998.

Witness to the above signature:                    Dawn L. Cottreau
                                                   -----------------------------
                                                   Name of Witness

                                                   900-1959 UPPER WATER ST.,
                                                   Halifax, Nova Scotia, B3J 2X2
                                                   -----------------------------
                                                   Address


                                                   Corporate Records Assistant
                                                   -----------------------------
                                                   Occupation